Exhibit 10.8

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE SUCH INFORMATION (1) IS NOT MATERIAL AND (2) IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT IS MARKED AS FOLLOWS: “[***]” TO INDICATE THE OMISSION.

Carrier Agreement

This Carrier Agreement (“Agreement”) is made and entered into by and between Y&T E COMMERCE (“Customer”) and United Parcel Service Inc., an Ohio corporation (“UPS”).

Pricing. UPS will provide the pickup and delivery services (“Services”) as set forth below subject to the terms of this Agreement. These Services will be provided with the incentives (“Incentives”) as also set forth below. These Incentives shall only be available to the locations and account numbers approved and identified in Addendum A. Account numbers of Customer and its Affiliates may be added or deleted only by mutual written agreement of Customer and UPS and require seven (7) business days’ notice to UPS to become effective. For purposes of this Agreement, “Affiliate” with respect to Customer means a current or future corporation, partnership, or other entity controlling, controlled by, or under common control with Customer, but only for so long as such control continues to exist. “Control” means ownership, directly or indirectly, of at least fifty percent (50%) of the voting rights in such entity (or, in the case of a noncorporate entity, equivalent rights). Customer is prohibited from reselling or offering Incentives to any other party without the prior written consent of UPS and failure to comply with this prohibition may result in immediate termination of this Agreement.

Customer acknowledges and agrees that the Incentives and the minimum rates in Addendum B are based on and derived from the most recently published Daily Rates available at www.ups.com and are subject to change based on changes to such list rates. Each eligible package (or shipment) will receive its applicable Incentive for the Term of this Agreement, unless otherwise specified.

Payment Terms. Customer agrees to pay for all shipments in full within the time period required by UPS.

Service. All Services provided by UPS shall be pursuant to the UPS Rate and Service Guide and UPS Tariff/Terms and Conditions of Service in effect at the time of shipping (collectively, the “Tariff”), each of which are incorporated herein by reference and which may be subject to change without prior notice and which, together with this Agreement, are the entire agreement and understanding between Customer and UPS relating to the relationship under this Agreement, superseding all prior or contemporaneous agreements or understandings.

Except as otherwise set forth in this Agreement, the term “Transportation Charges” means the applicable published rates set forth in the Tariff and does not include charges for Value-Added Services (as defined in the Tariff), Other Charges (as defined in the Tariff) or other fees, accessorial charges, additional charges, or surcharges set forth in the Tariff that may apply to Customer or to a Customer shipment (collectively, “Additional Charges”). “Net Transportation Charges”, where applicable, means Transportation Charges after application of Incentives or custom rates.

UPS SurePost Service is provided pursuant to the UPS SurePost Terms and Conditions and the applicable UPS SurePost® rates, located at www.ups.com/content/us/en/preferred/lws_index.html, which are also incorporated herein by this reference.

Confidentiality. Customer and UPS agree to maintain the confidentiality of this Agreement including its rates, terms and Incentives as well as any discussions during the Term concerning the meaning or application of such terms or any changes to them or concerning a renewal of this Agreement or the negotiation of a new agreement including any new proposals provided by UPS to Customer (“Confidential Information”) unless disclosure is required by law. Neither party shall post or publicly display Confidential Information or share with any third party without written consent of the other party.

Offer Expiration and Prior Agreements. This offer is void if not accepted by April 26, 2025. Customer may accept Agreement by providing a duly signed copy to UPS by the Deadline. This Agreement supersedes all other agreements between the Customer and UPS regarding these Services. This Agreement is hereby signed and executed by authorized representatives of both parties.

Term. This Agreement shall take effect on the Monday following the signing of this Agreement or the Effective Date, whichever is later and continue until terminated by either party (“Term”). Either party may terminate this Agreement at any time upon 30 days prior written notice to the other.

In addition to these termination rights, UPS shall have the right, at any time and in its sole and unlimited discretion, to terminate, modify, suspend, extend, or discontinue the UPS SurePost Incentive Program set forth herein immediately, including but not limited to if (i) if Customer fails to comply with any term of the UPS SurePost service or (ii) if the US Postal Service eliminates or changes the terms under which it provides the Lightweight Parcel Select Service for packages tendered pursuant to UPS SurePost.

UPS United Parcel Services		Y&T E-Commerce Inc

By:	/signature/	By:	/signature/
Title : Major Account Manager		Title : CFO
Address : [***]		Address : [***]
Telephone : [***]		Telephone : [***]
Date Signed : 10/23/2023		Date Signed : 10/23/2023

Effective Date : 11/01/2023

Addendum A

List of Account Numbers

Y&T E-COMMERCE INC’s UPS account numbers identified below shall be included in the Agreement. If there is an account number for the same service included in another UPS agreement, such account number will be deemed deleted from such other agreement at the time this Agreement is made effective.

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Addendum B – Incentives

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Addendum C- Other Terms and Special Addenda

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